                                                                     Exhibit 11
                             TranSwitch Corporation
                      Computation of Earnings per Share (1)
                                   (Unaudited)
                      (in thousands, except per share data)

                                               Three Months Ended   Six Months Ended
                                                    June 30,            June 30,
                                                 2000      1999      2000      1999
                                                 ----      ----      ----      ----
Basic earnings per share:
  Net income                                     7,949     4,566    14,427     7,801
                                                ======    ======    ======    ======
  Weighted average number of common shares
   outstanding during the period                81,118    76,990    80,626    74,904

  Basic earnings per share                        0.10      0.06      0.18      0.10
                                                ======    ======    ======    ======


Diluted earnings per share:
  Net income                                     7,949     4,566    14,427     7,801
                                                ======    ======    ======    ======
  Weighted average number of common shares
   outstanding during the period                81,118    76,990    80,626    74,904

  Common stock issuable with respect to
    stock options and warrants                   6,342     6,278     6,328     6,390
                                                ------    ------    ------    ------

  Adjusted weighted average number of shares    87,460    83,268    86,954    81,294
   outstanding during the period

  Diluted earnings per share                      0.09      0.05      0.17      0.10
                                                ======    ======    ======    ======


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(1)  This exhibit should be read in connection with "Consolidated Statement of Stockholders' Equity" in Note 5 of the notes to the Consolidated Financial Statements.